Exhibit 99.1

Septerna Highlights Business Progress and Reports Second Quarter 2025 Financial Results

Advancing Selection of Next-Generation Oral Small Molecule PTH1R Agonist for Clinical Development

Initiating Phase 1 Trial for SEP-631, MRGPRX2 NAM Program, for Mast Cell Diseases

Updated Cash Runway Expected to Support Operating Plans at Least into 2029

SOUTH SAN FRANCISCO, Calif. – August 11, 2025 – Septerna, Inc. (Nasdaq: SEPN), a biotechnology company pioneering a new era of G protein-coupled receptor (GPCR) drug discovery, today highlighted key business updates and upcoming milestones and reported financial results for the second quarter ended June 30, 2025.

“We are executing effectively across our portfolio, with each program nearing important milestones,” said Jeffrey Finer, M.D., Ph.D., chief executive officer and co-founder of Septerna. “Our next-generation PTH1R agonist program for hypoparathyroidism is progressing through preclinical studies as we work toward selecting a development candidate in the third quarter with plans to start a Phase 1 clinical trial in the first half of 2026. In the near term, we are excited to initiate first-in-human studies for SEP-631, our oral small molecule in development for mast cell-driven diseases. With our robust financial position, bolstered by our collaboration with Novo Nordisk which became effective in July, and our strong R&D capabilities, we believe we are well positioned to pursue multiple programs towards our goal of delivering innovative oral small molecule therapies that can meaningfully improve patient outcomes.”

Corporate Overview and Anticipated Milestones

•
PTH1R Agonist Program:
o
Septerna continues to advance its oral small molecule parathyroid hormone 1 receptor (PTH1R) agonist program with the goal of providing full-day calcium control in hypoparathyroidism patients. The company is tracking towards the selection of a next-generation PTH1R agonist development candidate in the third quarter of 2025 and plans to provide an update later this quarter. Following the successful completion of preclinical development activities, the company plans to commence a Phase 1 clinical trial in the first half of 2026.
•
SEP-631 MRGPRX2 NAM Program:
o
Septerna is initiating a Phase 1 clinical trial of SEP-631 to assess safety, tolerability, pharmacokinetics and pharmacodynamics (through an icatibant skin challenge) in healthy volunteers in the third quarter of 2025. SEP-631 is a selective oral small molecule MRGPRX2 negative allosteric modulator (NAM) in development for the treatment of mast cell diseases, including chronic spontaneous urticaria.
•
TSHR NAM Program:
o
Septerna continues to make progress on its TSHR NAM program, moving multiple lead compounds closer to development candidate selection with the goal of delivering a potential disease-modifying oral treatment for Graves’ disease and thyroid eye disease.
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Discovery Programs:
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Septerna continues to advance discovery-stage programs utilizing its Native Complex Platform™ across multiple therapeutic areas.

Collaboration Agreement with Novo Nordisk

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On July 1, 2025, the previously announced global collaboration and license agreement between Septerna and Novo Nordisk became effective, initiating joint research and development efforts to discover, develop, and commercialize multiple potential oral small molecule therapies for obesity, type 2 diabetes, and other cardiometabolic diseases based on certain specified molecular targets.
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In connection with the effectiveness of the global collaboration and license agreement, Septerna received the $195 million upfront payment in July 2025. Septerna expects to recognize revenue for this upfront payment over the anticipated duration of the company’s participation in the research and development programs. More details about the global collaboration and license agreement can be found in the company’s press release and Current Report on Form 8-K filed on May 14, 2025.

Business Highlights

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Septerna announced the promotion of Chief Operating Officer (COO) Liz Bhatt, MS, MBA, to President, effective August 1, 2025. Ms. Bhatt joined Septerna in 2022 as COO, bringing more than 30 years of strategy, deal-making and company-building experience across a range of biotech and pharmaceutical companies to the company. In her role, Ms. Bhatt will continue to have oversight of business development, alliance management, portfolio strategy, commercialization and information technology.

“Liz has been an exceptional leader at Septerna from day one, playing a pivotal role in driving the growth of both our company and our pipeline,” added Dr. Finer. “Among many accomplishments, her leadership was instrumental in securing our multi-billion-dollar strategic partnership with Novo Nordisk, guiding Septerna through a successful upsized and oversubscribed IPO in 2024, and building out key functions across the business. On behalf of the entire organization and the Board, I want to congratulate Liz on this well-earned promotion.”

Second Quarter 2025 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities totaled $379.2 million as of June 30, 2025. Following receipt of the $195.0 million upfront payment from Novo Nordisk in July, Septerna now expects its cash runway to extend at least into 2029.
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R&D Expenses: Research and development (R&D) expenses were $22.2 million for the quarter ended June 30, 2025, compared to $15.0 million for the quarter ended June 30, 2024.
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G&A Expenses: General and administrative (G&A) expenses were $6.9 million for the quarter ended June 30, 2025, compared to $3.4 million for the quarter ended June 30, 2024.
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Net Loss: Net loss was $24.8 million for the quarter ended June 30, 2025, compared to $16.4 million for the quarter ended June 30, 2024.

About Septerna

Septerna, Inc. is a biotechnology company pioneering a new era of GPCR drug discovery powered by its proprietary Native Complex Platform™. Its industrial-scale platform aims to unlock the full potential of GPCR therapies and has led to the discovery and development of its deep pipeline of oral small molecule product candidates focused initially on treating patients in three therapeutic areas: endocrinology, immunology and inflammation, and metabolic diseases. Septerna was launched by preeminent drug discovery company builders and scientific leaders in the biochemistry, structural biology, and pharmacology of GPCRs. For more information, please visit www.septerna.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Septerna’s beliefs and expectations regarding: the continued advancement of Septerna’s PTH1R agonist program, including the anticipated timing for the selection of a next-generation PTH1R agonist development candidate in the third quarter of 2025 and the planned initiation of a Phase 1 clinical trial in the first half of 2026, subject to successful completion of preclinical activities; the continued development and advancement of its oral small molecule GPCR-targeted programs, including its expectations regarding the Phase 1 clinical trial initiation of SEP-631 in the third quarter of 2025; its ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo and ex vivo for multiple programs; its ability to advance any product candidates that it may identify and successfully complete any clinical studies; the initiation, timing, progress, and results of conducting its research and development programs, including its plans to advance multiple lead TSHR NAM program compounds toward development candidate selection; the potential of its proprietary Native Complex Platform™; the intended and potential benefits of the collaboration with Novo Nordisk, including its ability to jointly discover, develop and commercialize multiple potential oral small molecule therapies for obesity, type 2 diabetes, and other cardiometabolic diseases; its expectations regarding the implementation of its business model, strategic plans for its business, product candidates, and technology, and the accuracy of its estimates regarding expenses and capital requirements, including its expected cash runway at least into 2029. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: uncertainties related to achieving the future potential research, development, and commercial milestones under the Novo Nordisk collaboration; uncertainties related to Septerna’s product candidates entering clinical trials; the authorization, initiation, and successful completion of preclinical and Investigational New Drug (IND)-enabling studies to support future clinical development of potential product candidates (including those for the PTH1R program), including uncertainties related to opening INDs and obtaining regulatory approvals; risks related to clinical development outcomes including unexpected safety or efficacy findings; the results of preclinical studies, or clinical studies not being predictive of future results in connection with future studies; the scope of protection Septerna is able to establish and maintain for intellectual property rights covering its Native Complex Platform™ and its product candidates; Septerna’s ability to identify and enter into future license agreements and collaborations; and general economic, industry and market conditions. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Septerna’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Septerna’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Septerna explicitly disclaims any obligation to update any forward-looking statements subject to any obligations under applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Renee Leck, THRUST

renee@thrustsc.com

Media Contact:

Carly Scaduto

carly@carlyscadutoconsulting.com

SEPTERNA, INC.

Condensed Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$119	$370	$338	$687
Operating expenses:
Research and development	22,188	15,035	41,459	28,188
General and administrative	6,909	3,400	13,767	6,054
Total operating expenses	29,097	18,435	55,226	34,242
Loss from operations	(28,978)	(18,065)	(54,888)	(33,555)
Interest and other income, net	4,140	1,515	8,574	2,746
Benefit for income taxes	—	109	—	202
Net loss attributable to common stockholders	$(24,838)	$(16,441)	$(46,314)	$(30,607)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(7.03)	$(1.05)	$(13.40)
Weighted-average shares outstanding, basic and diluted	44,165,168	2,337,585	44,051,918	2,284,414

Condensed Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$379,194	$420,789
Working capital (1)	319,014	343,975
Total assets	415,231	456,554
Total liabilities	37,674	36,507
Additional paid-in capital	542,024	538,321
Accumulated deficit	(164,688)	(118,374)
Total stockholders’ equity	377,557	420,047

1.
Working capital is defined as total current assets less total current liabilities. See our condensed financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 for further details regarding our current assets and current liabilities.